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                            SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.  20549


                                   ------------------


                                       FORM 8-A

                   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                   CALIFORNIA FEDERAL PREFERRED CAPITAL CORPORATION
                  --------------------------------------------------
                (Exact name of Registrant as Specified in its Charter)


                 Maryland                                       94-3254883
    ------------------------------------------               ----------------
     (State of Incorporation or Organization)                (I.R.S. Employer
                                                             Identification No.)


            200 Crescent Court, Suite 1350
                    Dallas, Texas                               75201
   ---------------------------------------------         ------------------
       (Address of principal executive offices)               (Zip Code)



  If this form relates to the registration of a       If this form relates to
  class of debt securities and is effective           the registration of a
  upon filing pursuant to General Instruction         class of debt securities
  A(c)(1) please check the following box.  [ ]        and is to become
                                                      effective simultaneously
                                                      with the effectiveness
                                                      of a concurrent
                                                      registration statement
                                                      under the Securities
                                                      Act of 1933 pursuant
                                                      to General Instruction
                                                      Act(c)(2) please check
                                                      the following box. [ ]



   SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

      Title of Each Class                  Name of Each Exchange on Which
      to be so Registered                  Each Class is to be Registered
      --------------------                 --------------------------------

      Noncumulative Preferred              New York Stock
      Stock, par value,                    Exchange, Inc.
      $.01 per share


   SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:


                                 None
              --------------------------------------------------
                            (Title of Class)

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ITEM 1.              DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
                     REGISTERED.


     The description of the Noncumulative Preferred Stock to be registered hereby is incorporated by reference to the description contained under the heading "Description of Series A Preferred Shares" in the Registration Statement on Form S-11 of the Registrant (File No. 333-16609), filed with the Securities and Exchange Commission (the "Commission") on November 22, 1996.


ITEM 2.              EXHIBITS.


     The securities to be registered hereby are to be registered on the New York Stock Exchange, Inc. (the "Exchange"). There are no other securities of the Registrant which are registered on the Exchange. Accordingly, in compliance with Form 8-A Instructions As To Exhibits, Instruction II, no exhibits are filed with, or incorporated by reference in, this Registration Statement filed with the Commission.

     Exhibits filed with the Exchange:

             Exhibit 1 -                       None.

             Exhibit 2 -                       None.

             Exhibit 3 -                       None.

             Exhibit 4 -                       (a) Articles of Amendment and
                                                   Restatement of the
                                                   Registrant.

                                               (b) Bylaws of the Registrant.

             Exhibit 5 -                       Specimen certificate of
                                               Noncumulative Preferred Stock,
                                               par value $.01 per share, of the
                                               Registrant.


             Exhibit 6 -                       None.




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                              SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       CALIFORNIA FEDERAL PREFERRED
                                       CAPITAL CORPORATION



                                       By: /s/ Eric K. Kawamura
                                           --------------------------------
                                           Name:  Eric K. Kawamura
                                           Title: Vice President and
                                                  Assistant Treasurer

Date:  January 10, 1997